                                            March 30, 2007

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

        Re:    Residential Accredit Loans, Inc.
               Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QO3

Ladies and Gentlemen:

        At your  request,  we have examined the  Registration  Statement on Form S-3 (File No.
333-131213),   filed  by  Residential  Accredit  Loans,  Inc.,  a  Delaware  corporation  (the
"Registrant"),  with the Securities and Exchange  Commission on January 23, 2006, and declared
effective  on  March  3,  2006  (the  "Registration   Statement"),   in  connection  with  the
registration  under  the  Securities  Act  of  1933,  as  amended  (the  "Act"),  of  Mortgage
Asset-Backed   Pass-Through   Certificates,   Series   2007-QO3  (the   "Certificates").   The
Certificates  will be issued  pursuant to a Series  Supplement,  dated as of March 1, 2007, to the  Standard  Terms of  Pooling  and  Servicing  Agreement,  dated as of  December  1,  2006,
(together,  the "Pooling  and  Servicing  Agreement")  as more  particularly  described in the prospectus,  dated  December 6, 2006,  and the  prospectus  supplement,  dated March 28, 2007, relating to the Certificates (together, the "Prospectus")

        We have examined  such  instruments,  documents and records as we deemed  relevant and necessary  as a basis of our  opinion  hereinafter  expressed.  In such  examination,  we have assumed the following:  (a) the authenticity of original  documents and the genuineness of all signatures;  (b) the  conformity to the originals of all documents  submitted to us as copies;
and  (c)  the  truth,  accuracy  and  completeness  of the  information,  representations  and warranties  contained  in  the  records,  documents,  instruments  and  certificates  we  have reviewed.

        Based on such  examination and the other  assumptions set forth herein,  we are of the opinion that when the  Certificates  have been duly executed and delivered in accordance  with the Pooling and Servicing  Agreement and sold, the Certificates will be legally issued,  fully paid  and non  assessable,  and the  holders  of the  Certificates  will  be  entitled  to the benefits  of the  Pooling  and  Servicing  Agreement,  except as  enforcement  thereof  may be
limited  by  applicable  bankruptcy,  insolvency,   reorganization,   arrangement,  fraudulent
conveyance,  moratorium,  or other laws  relating  to or  affecting  the  rights of  creditors generally  and  general  principles  of equity,  including  without  limitation,  concepts  of materiality,  reasonableness,  good faith and fair dealing, and the possible unavailability of specific  performance  or  injunctive  relief,  regardless of whether such  enforceability  is considered in a proceeding in equity or at law.

        We hereby  consent  to the filing of this  opinion  as an exhibit to the  Registration
Statement  and to the use of our name  wherever  appearing in the  Prospectus.  In giving such consent,  we do not consider that we are "experts,"  within the meaning of the term as used in the Act or the rules and  regulations of the  Commission  issued  thereunder,  with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                            Very truly yours,

                                            /s/ ORRICK, HERRINGTON & SUTCLIFFE

                                            ORRICK, HERRINGTON & SUTCLIFFE LLP